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                                                                  [INST/FIN]

DOMESTIC CUSTODY AGREEMENT

To:           THE CHASE MANHATTAN BANK
              Institutional Client Services
              4 New York Plaza, 4th Floor
              New York, New York 10004

Gentlemen:

         We hereby request you to open and to maintain a separate Custody Account in the name of EQ Advisors Trust (the "Trust"), a company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), on behalf of each of the Trust's Portfolios designated in Appendix A. We further request that you hold therein as our custodian, upon the following terms and conditions all stocks, bonds, rights, warrants and other negotiable and non-negotiable paper issued in certificated or book-entry form and commonly treated or dealt with on securities exchanges or securities markets as shall be received by or on instructions and acceptable to you for the Custody Account (hereinafter referred to as "securities"). As used herein, the term Custody Account shall include all such Custody Accounts opened pursuant to this Domestic Custody Agreement (the "Agreement").

         Securities held by you for the Custody Account shall be segregated at all times from your proprietary assets, and on your records segregated from the assets of any other account holder for which you serve as custodian or in any other capacity.

         1. TRANSACTIONS. Unless you receive contrary written instructions from us, and subject to the provisions of this Agreement you are authorized and instructed:

         (a) to collect on a timely basis and/or receive all income, dividends and other payments payable on the securities to which the Portfolios are entitled either by law or pursuant to custom in the securities business, and (except as hereinafter set forth in the section entitled "Miscellaneous") to credit such payments to the demand deposit cash account of the appropriate Portfolio as designated by us to receive all sums collected in respect of transactions to the Custody Account (each such account a "Cash Account");

         (b) to credit all proceeds received from sales and redemptions of securities to the Cash Account:

         (c) to debit the Cash Account for the price (instructed by us) to acquire securities for the Custody Account;

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         (d) to present obligations (including coupons) for payment upon maturity, when called for redemption and when income payments are due;

         (e) to exchange securities for other securities where the exchange is purely ministerial as, for example, the exchange of securities in temporary form for securities in definitive form or the mandatory exchange of certificates;

         (f) to sell fractional interests resulting from a stock split or a stock dividend and to credit the Cash Account with the proceeds thereof;

         (g) to execute in our name, whenever you deem it appropriate, such ownership and other certificates as may be required to obtain payments with respect to, or to effect the sale, transfer or other disposition of, securities in the Custody Account and to guarantee as our signature the signature so affixed;

         (h) to receive and hold in the Custody Account securities which have transfer limitations imposed upon them by the Securities Act of 1933, as amended; and

         (i) to convert moneys received with respect to securities of foreign issue into United States dollars whenever it is practical to do so through customary banking channels. In effecting such conversion you may use any method or agency available to you, including the facilities of your own divisions, subsidiaries or affiliates. To the extent you act in good faith in accordance with accepted industry practices for banks providing similar services, you shall incur no liability on account of any loss suffered or expense incurred as a result of such conversion, including, without limitation, losses arising from fluctuations in exchange rates affecting any such conversion.

         2. INSTRUCTIONS. You are authorized to rely and act upon all written instructions given or purported to be given by one or more officers, employees or agents of ours (i) authorized by or in accordance with a corporate resolution of ours delivered to you or (ii) described as authorized in a certificate delivered to you by our Secretary or an Assistant Secretary or similar officer of ours (each such officer, employee or agent or combination of officers, employees and agents authorized pursuant to clause (i) or described pursuant to clause (ii) of this paragraph is hereinafter referred to as an "Authorized Officer"). (The term "instructions" includes, without limitation, instructions to sell, assign, transfer, deliver, purchase or receive for the Custody Account, any and all stocks, bonds and other securities or to transfer funds in the Cash Account. Instructions must set forth the specific transaction or type of transaction involved, including a statement of the purpose for which the action is requested, and may be a blanket instruction authorizing specific transactions of a routine nature or occurring repeatedly. We shall be solely responsible to assure that instructions are in accord with any limitations or restrictions applicable to us by law or as may be set forth in our prospectus.) You may also rely and act upon instructions when bearing or purporting to bear the facsimile signature of any of the individuals designated by an Authorized Officer if such facsimile signature or signatures resemble(s) the facsimile specimen or specimens from time to time furnished to you by any of such Authorized

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Officers, our Secretary or an Assistant Secretary or similar officer of ours in writing, addressed to you, indicating that the signatures are those belonging to persons authorized to give instructions with respect to the Portfolios. In addition, you may rely and act upon instructions received by telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to both you and us which you believe in good faith to have been given by an Authorized Officer or which are transmitted with proper testing or authentication pursuant to terms and conditions agreed by both of us. You may also rely and act upon instructions transmitted electronically through your TITAN Data Entry System, or any similar electronic instruction system acceptable to both of us. You shall incur no liability to us or otherwise as a result of any act or omission by you in accordance with instructions on which you are authorized to rely pursuant to the provisions of this paragraph. Any instructions delivered to you by telephone shall promptly thereafter be confirmed in writing by an Authorized Officer, but you shall incur no liability for our failure to send such confirmation in writing, the failure of any such written confirmation to conform to the telephone instructions which you received, the failure of any such written confirmation to be signed or properly signed, or your failure to produce such confirmation at any subsequent time. You shall incur no liability for refraining from acting upon any instructions which for any reason you, in good faith, are unable to verify to your own satisfaction. You shall notify us promptly of any discrepancies between oral and written instructions, the lack of a valid signature, and with respect to instructions you choose not to follow. With respect to instructions received hereunder to transfer funds from the Cash Account to any other account or party, we agree to implement any callback or other authentication method or procedure or security device to which we together agree from time to time. Unless otherwise expressly provided, blanket instructions authorizing specific transactions of a routine nature or occurring repeatedly shall continue in full force and effect until canceled or superseded by subsequent authorizations or instructions received by your safekeeping account administrator with reasonable opportunity to act thereon. Your authorization to rely and act upon instructions pursuant to this paragraph shall be in addition to, and shall not limit, any other authorization which we may give you regarding our accounts with you.

         We agree that, if you require test arrangements, authentication methods or procedures or other security devices to be used with respect to instructions which we may give hereunder, thereafter instructions given by us shall be given and processed in accordance with terms and conditions for the use of such arrangements, methods or procedures or devices as you and we together put into effect and modify from time to time. We shall take reasonable steps to safeguard any test keys, identification codes or other security devices which you make available to us and agree that we shall be responsible for any loss, liability or damage incurred by you or by us as a result of your acting in accordance with instructions from any unauthorized person using the proper security device; except that we will not be responsible for your actions where you knew that the instructions were given by an unauthorized person and you failed to take any action. Both of us may electronically record any instructions given by telephone, and any other telephone discussions with respect to the Custody Account or transactions pursuant to this Agreement.

         If you are instructed by us to purchase or sell securities for the Custody Account you may enter purchase and sale orders and confirmations, and perform any other acts incidental

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or necessary to the performance thereof with brokers or dealers or similar agents selected by you, including any broker or dealer or similar agent affiliated with you, for our account, and in accordance with accepted industry practices in the relevant market.

         Except as may be provided otherwise herein or prohibited by law or regulatory interpretation applicable to you, you are authorized to execute our instructions and take other actions pursuant to this Agreement in accordance with your customary processing practices for customers similar to us and, in accordance with such practices, you may retain agents, including subsidiaries or affiliates of yours, to perform certain of such functions.

         In acting upon instructions to deliver securities against payment, you are authorized, to the extent you deem the practice under the circumstances to be in accordance with customary securities processing practices, to deliver such securities to the purchaser thereof or dealer therefor (including to an agent for any such purchaser or dealer) against a receipt, with the expectation of collecting payment from the purchaser, dealer or agent to whom the securities were so delivered before the close of business on the same day.

         3. REGISTRATION. Unless you receive contrary instructions from us, you are authorized to keep securities in your own vaults or in book entry form registered in the name of the Portfolio or in the name of one or more of your nominees assigned to the Portfolio, or in the name of any agent or subcustodian appointed pursuant to the terms of this Agreement. Where securities are eligible for deposit in a Depository (hereinafter defined), such as The Depository Trust Company, the Federal Reserve Bank of New York or Participants Trust Company, you may use any such Depository and permit the registration of registered securities in the name of its nominee or nominees, and we agree to hold you and the nominees harmless from any liability as holders of record. We shall accept the return or delivery of securities of the same class and denomination as those deposited with you by us or otherwise received by you for the Custody Account, and you need not retain the particular certificates so deposited or received.

         If any of our securities registered in your name or the name of your nominee or held in a Depository and registered in the name of the Depository's nominee are called for partial redemption by the issuer of such securities, you are authorized to allot the called portion to the respective beneficial holders of the securities in any manner deemed to be fair and equitable in your sole discretion.

         4. SEGREGATED ACCOUNT. You will, upon receipt of instructions from us, establish and maintain a segregated account or accounts on your records for and on behalf of each Portfolio, into which may be credited cash and/or securities:

         (a) in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer (registered under the Securities Exchange Act of 1934 ("Exchange Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"), or any futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation

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    and of any registered national securities exchange (or the Commodity
    Futures Trading Commission or any registered contract market), or of any similar organization, regarding escrow or other arrangements in connection with the transactions by a Portfolio;

         (b) for purposes of segregating cash or government securities in connection with options purchased or sold or written by a Portfolio;

         (c) for the purpose of compliance by the Trust with the procedures required by 1940 Act Release No. 10,666, or any subsequent release, rule or policy of the Securities and Exchange Commission ("SEC") relating to the maintenance of segregated accounts by registered investment companies; and

         (d) for other proper corporate purposes, but only in the case of this clause upon receipt of, in addition to instructions as defined below, a certified copy of a resolution of the Board of Trustees setting forth the purpose of such segregated account and declaring such purposes to be proper corporate purposes.

         5. STATEMENTS. You shall notify us of each securities transaction effected for the Custody Account and of income on and redemptions of the securities in the Custody Account, as well as furnish us a listing of such securities, at such times upon which you and we mutually agree. Periodic statements shall be rendered to us as we may reasonably require, but not less frequently than monthly. You shall at all times maintain proper books and records that shall identify the securities as belonging to the appropriate Portfolio. Your books and records relating to the Custody Account shall be available for inspection upon reasonable notice to you during your regular business hours by duly authorized officers, employees, or agents of ours, or by legally authorized regulatory officials who are then in the process of reviewing our financial affairs upon proof to you of such official status. You agree to use reasonable efforts to maintain records sufficient to enable us to determine and verify information concerning the custodied securities. You agree to furnish, upon our request or the request of any regulatory authority of any jurisdiction in which we are authorized to do business, a verification certificate in sufficient detail to permit adequate identification of the securities belonging to each Portfolio and held by you under the terms of this Agreement. Such certificate shall be signed by a responsible official of yours and furnished to the requestor, with a copy to us if the requestor is a regulatory authority.

         Unless we shall send to you a written exception or objection to any statement of account within 60 days of our receipt of such statement from you, we shall be deemed to have approved such statement. In such event, or where we have otherwise approved such statement, you shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters set forth in such statement or reasonably implied therefrom; provided, however, that any matter that could not reasonably have been known by us or our agents during the 60-day period shall survive past that time limit, and we shall have available to us all legal remedies with respect to any matter set forth in or reasonably implied from the statement.

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         6. CORPORATE ACTIONS. You shall send us such proxies (signed in blank, if issued in your name or the name of your nominee or a nominee of a Depository) and communications with respect to securities in the Custody
Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by you for forwarding to customers.
In addition, you shall follow coupon payments, redemptions, exchanges or similar matters with respect to securities in the Custody Account and advise us of rights issued, tender offers or any other discretionary rights with respect to such securities, in each case, of which you receive notice at your central corporate actions department from the issuer or from the Depository in which such securities are held or notice published in publications and reported in reporting services routinely used by you for this purpose. If we desire to take action with respect to any tender offer, exchange offer or any other similar transaction, we will notify you at least three (3) business days prior to the time such action must be taken under the terms of the transaction, and it will be your responsibility to transmit the notice to the appropriate parties on a timely basis. If we do not notify you of our desired action within the three
(3) business day period, you will use your reasonable best efforts to transmit on a timely basis our notice to the appropriate person, but you will not be liable for any failure to do so if such transmission was not practicable.

         7. CUSTODIAN RESPONSIBILITY. Except as provided in the next following paragraph, you shall be obligated to indemnify us for any loss of securities credited to the Custody Account resulting from (i) the negligence or willful misconduct of you or your officers, employees or agents retained by you to hold such securities or (ii) the burglary, robbery, hold-up, theft or mysterious disappearance, including loss by damage or destruction. In the event of a loss of securities in the Custody Account for which you are required to indemnify us pursuant to the immediately preceding sentence, at your option, you shall promptly replace such securities (by among other means posting appropriate security or bond with the issuer(s) of such securities and obtaining their reissue) or the value thereof (determined based upon the market value of the securities which are the subject of such loss as of the date of the discovery of such loss) and the value of any loss of rights or privileges resulting from the loss of such securities. The foregoing indemnity shall be your exclusive liability to us for your loss of securities from the Custody Account. You shall be responsible for exercising good faith and reasonable care as a professional custodian for securities in carrying out your duties and obligations under this Agreement. In respect of all your other duties and obligations pursuant to the terms of this Agreement, you shall be liable to us only to the extent of our general damages suffered or incurred as a result of any act or omission of you or your officers, employees or agents which constitutes negligence or willful misconduct. General damages shall mean only those damages as directly and necessarily result from such act or omission without reference to any special conditions or circumstances of ours or of any transaction, whether or not you have been advised of any such special conditions or circumstances. Anything in this Agreement to the contrary notwithstanding, in no event shall you be liable to us under this Agreement for special, indirect or consequential loss or damage of any kind whatsoever, whether or not you are advised as to the possibility of such loss or damage and regardless of the form of action in which any such loss or damage may be claimed.

         It is our understanding that you maintain Bankers' Blanket Bond insurance which includes fidelity insurance for your employees and loss of property through any dishonest act of

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your employees, and loss through robbery, burglary, theft or mysterious disappearance while on your premises or while in transit in the custody of your employees. We understand it is your present intention to maintain such insurance in respect of your activities as a securities custodian. Upon our request, you shall have your Insurance Department provide to us a description of the fidelity and other insurance coverage you maintain for your benefit in respect of the assets you hold in custody for others.

         You shall not be liable for the acts or omissions of (or the bankruptcy or insolvency of) any Depository. If, however, as a result of any act or omission of, or the bankruptcy or insolvency of, any Depository we suffer any loss or liability, you will take such steps with respect thereto in order to effect a recovery as you shall reasonably deem appropriate under the circumstances (including the bringing and settling of legal proceedings), provided that unless you shall be liable as set forth in the immediately preceding paragraph of this Agreement, for such loss or liability by virtue of the negligence or misconduct of you or your officers, employees or agents, the amount of any cost or expense in effecting, or attempting to effect, such recovery shall be for our account, and you shall have the right to charge such cost or expense to the Cash Account. We further agree to be bound by the Depository rules and procedures applicable to you as a participant in respect of any securities held by you in your account with such Depository. "Depository" shall mean a federal reserve bank and any "clearing corporation" as defined under Article 8 of the New York Uniform Commercial Code, as amended from time to time.

         All collection and receipt of funds or securities and all payment and delivery of funds or securities under this Agreement shall be made by you as our agent, at our risk with respect to our actions or omissions and those of persons other than you, including, without limitation, the risk associated with the securities processing practice of delivering securities against a receipt and the risk that the counterparty in any transaction into which we enter will not transfer funds or securities or otherwise perform in accordance with our expectation of its obligations thereunder (including, without limitation, where, as a result of such non-performance, a Depository reverses, or requires repayment of, any credit given in connection with the transfer of securities).

         You will perform all your duties in a timely manner. What constitutes timeliness in connection with a particular action will be determined by the standards of the industry in the relevant market as they apply to the specific type of transaction in question and taking into account relevant facts and circumstances.

         In no event shall you be responsible or liable for any loss due to forces beyond your control, including, but not limited to, acts of God, flood, fire, nuclear fusion, fission or radiation, war (declared or undeclared), terrorism, insurrection, revolution, riot, strikes or work stoppages for any reason, embargo, closure or disruption of any market, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement, inability to obtain equipment or communications facilities, or the error in transmission of information caused by any machines or systems or the

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failure of equipment or interruption of communications facilities, and other causes whether or not of the same class or kind as specifically named above. In the event that you are unable substantially to perform for any of the reasons described in the immediately preceding sentence, you shall so notify us as soon as reasonably practicable.

         You shall be responsible for only those duties expressly stated in this Agreement or expressly contained in instructions to perform the services described herein given to you pursuant to the provisions of this Agreement and accepted by you and. without limiting the foregoing, you shall have no duty or responsibility:

         (a) to supervise the investment of, or make recommendations with respect to the purchase, retention or sale of, securities relating to the Custody Account or to maintain any insurance on securities in the Custody Account for our benefit;

         (b) with regard to any security in the Custody Account as to which a default in the payment of principal or interest has occurred, to give notice of default, make demand for payment or take any other action with respect to such default;

         (c) except as otherwise specifically provided in this section under the heading "Custodian Responsibility", for any act or omission, or for the solvency or insolvency, or notice to us of the solvency or insolvency, of any broker or agent which is selected by you with reasonable care or by us or any other person to effect any transaction for the Custody Account or to perform any service under this Agreement;

         (d) to evaluate, or report to us regarding, the financial condition of any person, firm or corporation to which you deliver securities or funds pursuant to this Agreement:

         (e) for any loss occasioned by delay in the actual receipt of notice by you of any payment, redemption or other transaction in respect to which you are authorized to take some action pursuant to this agreement; or

         (f) for any errors or omissions made by any securities pricing service used by you to value securities credited to the Custody Account as part of any service subscribed to by us from you.

         8. SETTLEMENTS. We agree with you that all credits of securities and proceeds by you to the Custody Account and the Cash Account, respectively, on the settlement or payable date shall be provisional when made and you shall be entitled to reverse any such credits subject to actual receipt or collection of immediately available funds.

         We shall have sufficient immediately available funds each day in the Cash Account to pay for the settlement of all securities delivered against payment to you and credited to the Custody Account. Should we fail to have sufficient immediately available funds in the Cash Account to settle these deliveries of securities pursuant to the preceding sentence (a "Deficit"),

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you, in your sole discretion, may elect (i) to reject the settlement of any or all of the securities delivered to you that day to the Custody Account, (ii) to settle the deliveries on our behalf and debit the Cash Account (A) for the amount of such Deficit and (B) for the amount of the funding or other cost or expense incurred or sustained by you for our failure to have sufficient immediately available funds in the Cash Account by the applicable settlement deadline for you, or (iii) to reverse the posting of the securities credited to the Custody Account.

         You shall have the right to reverse any erroneous or provisional credit entries to the Cash Account retroactively to the date upon which the correct entry, or no entry, should have been made.

         The foregoing rights are in addition to and not in limitation of any other rights or remedies available to you under this Agreement or otherwise. Any advances made by you to us in connection with the purchase, sale, redemption, transfer or other designation of securities or in connection with disbursements of funds to any party, which create or result in an overdraft in the Cash Account shall be payable on demand, and bear interest on the amount of the advance each day that the advance remains unpaid at your prime rate in effect as announced by you from time to time, plus the cost to you of any required reserves. We shall also bear the cost of any Federal Reserve Bank daylight overdraft charge incurred by you and allocated to transactions effected for the Custody Account or the Cash Account.

         No prior action or course of dealing on your part with respect to the settlement of securities transactions on our behalf shall be used by or give rise to any claim or action by us against you for your refusal to pay or settle for a securities transaction we have not timely funded as required herein.

         9. RESPONSIBLE AS PRINCIPAL. We agree that we shall be responsible to you as a principal for all of our obligations to you arising under or in connection with this Agreement, notwithstanding that we may be acting on behalf of other persons, and we warrant our authority to deposit in the Custody Account and Cash Account, respectively, any securities and funds which you or your agents receive therefor and to give instructions relative thereto. We further agree that you shall not be subject to, nor shall your rights and obligations with respect to this Agreement and the Custody Account or the Cash Account be affected by, any agreement between us and any such person.

         10. CREDITING AND DEBITING PROCEDURES. With respect to all transactions for the Custody Account and the Cash Account, including, without limitation, dividend and interest payments and sales and redemptions of securities, availability of funds credited to the Custody Account and Cash Account shall be based on the type of funds used in the trade settlement or payment, including, but not limited to, same day availability for federal or same day funds and next business day availability for clearing house or next day funds. Furthermore, with respect to all purchases and sales of securities for the Custody Account, the proceeds from the sale of securities shall be credited to the Cash Account on the date proceeds are received by you and the cost of securities purchased shall be debited to the Cash Account on the date securities are

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received by you, unless we request your contractual settlement service for the
Custody Account in which case the following provisions shall apply with respect to the delivery and receipt of securities for the Custody Account for those securities and transactions as to which you customarily offer this service.

         (a) When we instruct you to deliver or receive securities, on the contractual settlement date you shall credit the Cash Account with the expected proceeds of the transaction and debit the Custody Account for the securities which we have instructed you to deliver, in the case of deliveries, and debit the Cash Account for the cost of the securities which we have instructed you to receive and credit the Custody Account with such securities, in the case of receives. These credits and debits are provisional accounting entries which you shall reverse on our instructions and which you may reverse, even in the absence of instructions from us, if the transaction with respect to which they were made fails to settle within a reasonable period, determined by you in your discretion, after the contractual settlement date, but only upon prior or simultaneous notice to us. If you deliver securities which are returned by the recipient thereof, you may reverse such credits and debits at any time. You have no obligation to use this crediting and debiting procedure with respect to a delivery of securities if we do not have actually in our account sufficient securities to make the delivery.

         (b) As with other transactions processed by you, your responsibility with respect to transactions for which you use this crediting and debiting procedure shall be governed by the provisions of this Custody Agreement, including the section headed "Custodian Responsibility". We agree that your using this procedure is not an assurance by you that the transaction will actually settle on the contractual settlement date and does not impose any additional responsibility on you with respect to the transaction. Without limiting your right to reverse credits and debits described above, the account statements which you furnish to us shall reflect transactions as to which you use this procedure as if they had actually settled on the contractual settlement date, unless prior to the date to which the statement relates, you have reversed such credits and debits.

         (c) We agree that you may terminate this contractual settlement service to us at any time and for any reason.

         With respect to securities or transactions as to which you do not customarily offer this service, you shall (i) in the case of deliveries of securities, credit the proceeds of the transaction to the Cash Account on the date they are received by you and debit the securities from the Custody Account on the date they are delivered by you, and (ii) in the case of securities received, debit the Cash Account for the cost of such securities and credit the Custody Account with such securities on the date the securities are received by you.

         11. SWEEP OF CASH BALANCES. When directed by us, you are authorized to arrange for the investment of cash in the Cash Account in mutual funds (including, without limitation, the VISTA Money Market Funds and any other mutual fund with respect to which you or an affiliate or subsidiary of yours serves as an investment adviser, administrator, shareholder servicing agent, and/or custodian or subcustodian) or money market accounts (including, without

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limitation, accounts of yours or an affiliate or subsidiary of yours)
which you make available for such purposes and which we shall select through instructions to you. Further, in this regard and in the absence of prohibitions or contrary instructions, you are authorized to arrange for the redemption of such mutual fund shares or for the withdrawal of amounts from such money market accounts as may be necessary to avoid any potential overdraft hereunder that you perceive based upon the information available to you at the time of such redemption or withdrawal.

         12. OTHER ACCOUNTS. From time to time we may instruct you to open and maintain additional Custody Accounts for us. Unless we and you otherwise expressly agree, such accounts will be governed by the provisions of this Agreement.

         13. FEES, INDEMNIFICATION. We agree to pay you compensation for your services pursuant to this Agreement at the fees that are mutually agreed to from time to time. We also agree to hold you and your officers, employees and agents harmless from, and to indemnify and reimburse you and them for, all claims, liabilities, losses, damages and expenses (including out-of-pocket and incidental expenses and legal fees) incurred by you or them in connection with or relating to the Custody Account or your acting under this Agreement, provided that you or they, as the case may be, have not acted with negligence or willful misconduct with respect to the events resulting in such claims, liabilities, losses, damages or expenses.

         14. SECURITY INTEREST. To the extent you have advanced funds on our behalf in connection with the settlement of purchases and sales of securities for the Custody Account you shall have a security interest in the securities which are the subject of such purchases and sales until we shall have repaid the amount of such advance to you, and your security interest in such securities shall be released upon our repayment of such advance to you.

         Except as otherwise provided in this Agreement, the securities and other assets held by you for a Portfolio will be subject to no lien or charge of any kind in your favor or in the favor of any person claiming through you, but nothing in this Agreement will be deemed to deprive you of your right to invoke any and all remedies available at law or equity to called amounts due to you under this Agreement. Neither you nor your agents have any power or authority to assign, hypothecate, pledge or otherwise dispose of any securities held by you for a Portfolio except at our direction duly given or provided in this Agreement, and only for the account of the Portfolio.

         15. TAXES. Unless we have already done so, we shall deliver promptly to you with respect to each Custody Account established under this Agreement, two duly completed and executed copies of United States Internal Revenue Service form Form W-9 as we are a U.S. citizen or resident person. We agree to provide duly executed and completed updates of such form after the occurrence of an event requiring a change in the form previously delivered by us to you. We shall be responsible for all taxes relating to the property held in the Custody Account.

         16. TERMINATION. Either party may terminate this Agreement at any time upon thirty days written notice. Our obligations pursuant to the paragraphs under the headings "Registration", "Settlements" and "Fees and Indemnification" shall survive the termination of this Agreement, to the extent the survival of those provisions does not violate any applicable law.

         17. NOTICES. Notices with respect to termination, specification of Authorized Officers and terms and conditions for instructions required hereunder shall be in writing, and shall be deemed to have been duly given if delivered personally, by courier service or by mail, postage prepaid, to the following addresses (or to such other address as either party hereto may from time to time designate by notice duly given in accordance with this paragraph):


         To us at:      EQ Advisors Trust
                        c/o Equitable Life Assurance Society
                        1290 Avenue of the Americas
                        New York, New York 10104
                        Attention:  Peter Noris, President

         Copies to:     Mary Breen, Counsel
                        (to same address as above)

                        Jane A. Kanter
                        Katten Muchin & Zavis
                        East Lobby, Suite 700
                        1025 Thomas Jefferson Street, N.W.
                        Wasington, D.C. 20007-5201


         To you, to the attention of the individual designated by you as the safekeeping account administrator for our account, at:

                        The Chase Manhattan Bank
                        North American Insurance Securities Services
                        3 Chase MetroTech Center, 6th Floor
                        Brooklyn, New York 11245

         18. CONFIDENTIALITY. You agree to treat as confidential all record and other information relating to us and the Portfolios. You agree to keep such information confidential except when requested to divulge such information by duly constituted authorities, or when so requested by us.

         19. GOVERNING LAW, SUCCESSORS AND ASSIGNS, HEADINGS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to laws as to conflicts of laws, and shall be binding on our and your respective successors and assigns. We and you hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State and County of New York for the purposes of any suit, action or other proceedings arising out of this Agreement. We and you hereby irrevocably waive any objection on the ground of venue, forum non convenient, or any similar grounds, and irrevocably consent to service of process by mail or in any manner permitted by New York law. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

         20. INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, you and we may from time to time agree on such provisions interpretive of or in addition to the provision of this Agreement as may in our joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions will be in a writing signed by both of us and will be annexed to this Agreement.

         21. DELAWARE BUSINESS TRUST. With respect to the Trust, which is a party to this Agreement and which is organized as a business trust under the Delaware Business Trust Act, the term Trust means and refers to the Trustees serving under the applicable Trust Instrument. It is expressly understood that the obligations of the Trust under this Agreement will not be binding on any of the Trustees, Portfolio shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the property of the Trust's Portfolios.

         22. PRIOR PROPOSALS. This Agreement (including any Riders relating to additional services in respect of the Custody Account we may request of you) shall contain the complete agreement of the parties hereto with respect to the Custody Account (except as may be expressly provided to the contrary herein) and supersedes and replaces any previously made proposals, representations, warranties or agreements with respect thereto by either or both of the parties hereto. This Agreement shall become effective upon execution hereof by us and acceptance by you or as of the effective date of the Trust or its commencement of operations, as we mutually agree.

         23. SEPARABILITY. Any provisions of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         24. RESERVATION OF RIGHT. You shall have the right not to accept for deposit to the Custody Account any securities which are in a form or condition which you, in your sole discretion, determine not to be suitable for the services you provide under this Agreement.

         Your rights and remedies under this Agreement shall be in addition to, and not in limitation of, any other rights and remedies you may have under applicable law.

         25. ADDITIONAL DUTIES. If we shall ask you to perform duties or responsibilities not specifically set forth in this Agreement and you choose to perform such additional duties or responsibilities, you shall be held to the same standard of care and you shall be entitled to all the protective provisions (including but not limited to limitation of liability and indemnification) set forth herein.

         26. COUNTERPARTS. This Agreement may be executed in several counterparts each of which shall be deemed to be an original and together shall constitute one and the same agreement.

         27. MISCELLANEOUS. We understand that we may request to have a Custody Account established under this Agreement which is not linked to a Cash Account. We understand further that with respect to any such Custody Account so established any funds received by you in respect of transactions for such Custody Account will be credited to the Custody Account and, further, funds credited to the Custody Account must be transferred by us by means of instruction (a "payment order") to one of your account administrators assigned by you for the Custody Account, which you will identify to us. We agree that payment orders and communications seeking to cancel or amend payment orders which are issued by telephone, telecopier or in writing shall be subject to a mutually agreed security procedure and you may execute or pay payment orders issued in our name when verified by you in accordance with such procedure.

         In executing or paying a payment order you may rely upon the identifying number (e.g. Fedwire routing number or account) or any party as instructed in the payment order. We assume full responsibility for any inconsistency between the name and identifying number of any party in payment orders issued to you in our name.

         With respect to any Custody Account established under this Agreement which is not linked to a Cash Account, all references to Cash Account shall be read to mean Custody Account.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative.

                                            EQ ADVISORS TRUST


                                            By: /s/
                                               -------------------------------
                                            Title:
                                                  ----------------------------
                                            Date:
                                                 -----------------------------

THE CHASE MANHATTAN BANK


By: /s/
   -------------------------------
Title:
      ----------------------------
Date:
     -----------------------------

                                APPENDIX A

                               Portfolios of
                             EQ Advisors Trust

                 T. Rowe Price International Stock Portfolio
                 T. Rowe Price Equity Income Portfolio
                 EQ/Putnam Growth & Income Value Portfolio
                 EQ/Putnam International Equity Portfolio
                 EQ/Putnam Investors Growth Portfolio
                 EQ/Putnam Balanced Portfolio
                 MFS Research Portfolio
                 MFS Emerging Growth Companies Portfolio
                 Morgan Stanley Emerging Markets Equity Portfolio Warburg Pincus Small Company Value Portfolio Merrill Lynch World Strategy Portfolio
                 Merrill Lynch Basic Value Equity Portfolio

                              GLOBAL CUSTODY RIDER

                                       TO

                           DOMESTIC CUSTODY AGREEMENT

                                      FOR

                                  MUTUAL FUNDS


         We hereby request you, THE CHASE MANHATTAN BANK, to provide to us and the Portfolios Global Custody Services subject to the terms of our Domestic Custody Agreement with you, and the terms herein. If there is any conflict between the terms in our Domestic Custody Agreement and the terms in this Rider with regard to your providing Global Custody Services to us, the terms of this Rider shall govern. The terms of this Rider shall be effective as of the date you commence to provide Global Custody Services to us.

         1. Maintenance of Securities and Cash Outside the United States.

         Unless our instructions specifically require another location acceptable to you and permitted under applicable law:

         (a) securities shall be held in the country or other jurisdiction in which the principal trading market for such securities are located, where such securities are to be presented for payment or where such securities are acquired; and

         (b) cash shall be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

         Cash may be held pursuant to instructions in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent you can comply with our instructions to you, you are authorized to maintain cash balances on deposit for us with you or one of your "Affiliates" at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as we may direct, if acceptable to you. For purposes hereof, the term "Affiliate" shall mean an entity controlling, controlled by, or under common control with, you.

         If we wish to have any of the securities held in the custody of an institution other than the established Subcustodians as defined in Section 2 hereof (or their securities depositories), such arrangement must be authorized by a written agreement, signed by you and us.

         2. Subcustodians and Depositories.

         You may act under this Rider through the subcustodians listed in Schedule A hereto with which you have entered into subcustodial agreements ("Subcustodians"). We authorize you to hold securities recorded to the Custody Account in accounts which you have established with one or more of your branches or Subcustodians. You and Subcustodians are authorized to hold any of the securities in your accounts with any Depository in which you or they participate.

         You may add new, replace or remove Subcustodians. We shall be given reasonable notice by you of any amendment to Schedule A. Upon our request, you shall identify the name, address and principal place of business of any Subcustodian of our securities and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

         With respect to securities maintained outside the United States, the terms Subcustodian and securities depositories as used herein shall mean a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository as those terms are defined in Securities and Exchange Commission ("SEC") Rule 17f-5 under the 1940 Act.

         We represent that our Board of Directors has approved each of the Subcustodians listed in Schedule A hereto and the terms of the subcustody agreements between you and each Subcustodian, which are attached as Schedule A, and further represent that our Board has determined that the use of each Subcustodian and the terms of each subcustody agreement are consistent with the best interests of the Trust, the relevant Portfolios and their shareholders (to the extent such approvals are required under the 1940 Act and the relevant SEC rules thereunder). You shall supply us with any proposed amendment to Schedule A, but you shall not place Trust assets with proposed Subcustodians until you have received from us evidence of a certified resolution representing Board approval of such amendment, as required. We have supplied or shall supply you with certified copies of our Board of Trustees resolutions with respect to the foregoing prior to your placing* securities with any Subcustodian so approved.

         3. Use of Subcustodian.

         (a) You shall identify the securities on your books as belonging to us.

         (b) A Subcustodian shall hold the Portfolios' securities in accounts identified on such Subcustodian's books as for your exclusive benefit as our agent.

         (c) Any securities in the accounts held by a Subcustodian shall be subject only to the instruction of you or your agent. Any securities held in a Depository for the account of a Subcustodian shall be subject only to the directions of such Subcustodian.

         (d) Any agreement you enter into with a Subcustodian for holding your customers' assets shall provide that (i) such assets shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian except for safe custody or administration; (ii) the beneficial ownership of such assets shall be freely transferable without the payment of money or value other than for safe custody or administration; (iii) your officers or auditors employed by you, or other representative of yours, including, to the extent permitted under applicable law, our independent public accounts, will be given access to the books and records of the Subcustodian relating to its actions under its agreements with you; and (iv) our assets held by the Subcustodian will be subject only to your instructions or the instructions of your agent. Where securities are deposited by a Subcustodian with a securities depository, you shall cause the Subcustodian to identify on its books as belonging to you, as agent, the securities shown on the Subcustodian's account on the books of such securities depository. The foregoing shall not apply to the extent of any special agreement or arrangement made by us with any particular Subcustodian.

         (e) As long as SEC Rule 17f-5 or the 1981 Chase SEC Order requires the Board of Directors/Trustees of a registered investment company directly to approve its foreign custody arrangements, you shall furnish annually to us information concerning Subcustodians similar in kind and scope as that furnished to us in connection with the initial approval hereof. You shall timely advise us of any material adverse change in the facts or circumstances upon which such information is based where such changes would affect the eligibility of the Subcustodian under Rule 17f-5 as soon as practicable after you becomes aware of any such material adverse change in the normal course of you custodial activities.

         4. Global Securities Account Transactions.

         (a) Securities shall be transferred, exchanged or delivered by you or Subcustodian upon receipt by you of instructions which include all information required by you. Settlement and payment for securities received for, and delivery of securities out of, the Custody Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of securities to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Delivery of securities out of the Custody Account may be made in any manner specifically required by our instructions acceptable to you.

         All collections of funds or other property paid or distributed in respect of securities in the Custody Account shall be made at our risk. You shall have no liability for any loss occasioned by delay in the actual receipt of notice by you or by Subcustodians of any payment, redemption or other transaction regarding securities in the Custody Account in respect of which you have agreed to take any action under the Agreement.

         5. Corporate Actions; Proxies; Tax Reclaims.

         (a) Corporate Actions. Whenever you receive information concerning the securities which requires discretionary action by the beneficial owner of the securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), you shall give us notice of such Corporate Actions to the extent that your central corporate actions department has actual knowledge of a Corporate Action in time to notify your customers.

         When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, you shall endeavor to obtain instructions from us or an Authorized Officer, but if instructions are not received in time for you to take timely action, or actual notice of such Corporate Action was received too late to seek instructions, you are authorized to sell such rights entitlement or fractional interest and to credit the Cash Account with the proceeds or take any other action you deem, in good faith, to be appropriate in which case you shall be held harmless for any such action.

         (b) Proxy Voting. You shall provide proxy voting services, if elected by us, in accordance with the terms of the Proxy Voting Services Rider hereto. Proxy voting services may be provided by you or, in whole or in part, by one or more third parties appointed by you (which may be your Affiliates); provided that you shall be liable for the performance of any such third party to the same extent as you would have been if you performed such services yourself.

         (c) Tax Reclaims.

         (i) Subject to the provisions hereof, you shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on securities for our benefit which you believe may be available to us.

         (ii) The provision of tax reclaim services by you is conditional upon your receiving from us or to the extent beneficially owned by others, the beneficial owners, of securities (A) a declaration of its identity and place of residence and (B) certain other documentation (pro forma copies of which are available from you). We acknowledge that, if you do not receive such declarations, documentation and information, additional United Kingdom taxation shall be deducted from all income received in respect of securities issued outside the United Kingdom and that U.S. non-resident alien tax or U.S. backup withholding tax shall be deducted from U.S. source income. We shall provide to you such documentation and information as you may require in connection with taxation, and warrant that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. We undertake to notify you immediately if any such information requires updating or amendment.

         (iii) You shall not be liable to us or any third party for any taxes, fines or penalties payable by you or us, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by us or any third party, or as a result of the provision to you or any third party or inaccurate or misleading information or the withholding of material information by us or any other third party, or as a result of any delay of any revenue authority or any other matter beyond your control.

         (iv) We confirm that you are authorized to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Custody Account.

         (v) You shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to us from time to time and you may, by notification in writing, at your absolute discretion, supplement or amend the markets in which the tax reclaim services are offered. Other than as expressly provided in this sub-clause, you shall have no responsibility with regard to our tax position or status in any jurisdiction.

         (vi) We confirm that you are authorized to disclose any information requested by any revenue authority or any governmental body in relation to us or the securities and/or cash held for us.

         (vii) Tax reclaim services may be provided by you or, in whole or in part, by one or more third parties appointed by you (which may be your Affiliates); provided that you shall be liable for the performance of any such third party to the same extent as you would have been if you performed such services yourself.

         6. Nominees.

         Securities which are ordinarily held in registered form may be registered in a nominee name of yours, Subcustodian or Depository, as the case may be. You may without notice to us cause any such securities to cease to be registered in the name of any such nominee and to be registered in our name. We agree to hold you, Subcustodian, Depository and your and their respective nominees harmless from any liability arising directly or indirectly from your or their status as a mere record holder of securities in the Custody Account.

         7. Standard of Care.

         (a) Delete the second paragraph under "Custodian Responsibility" and insert, in lieu thereof, the following:

    You shall be liable to us for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of securities to the same extent that you would be liable to us if you were holding such securities in New

    York. In the event of any loss to us by reason of the failure of a Subcustodian to utilize reasonable care, you shall be liable to us only to the extent of our direct damages, to be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances. You shall have no liability whatsoever for any consequential, special, indirect or speculative loss or damages (including, but not limited to, lost profits) suffered by us in connection with the transactions contemplated hereby and the relationship established hereby even if you have been advised as to the possibility of the same and regardless of the form of the action. As long as you shall have been in compliance with your obligations pursuant to Section 3(e) hereof, you shall not be responsible for the insolvency of any Subcustodian which is not a branch or Affiliate of yours.

    (b) Add the following at the end of the "Custodian Responsibility" section:

         i) You shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for us) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         (ii) Without limiting anything else contained in this Section, you shall not be liable for any loss which results from: 1) the general risk of investing, or 2) investing or holding securities in a particular country including, but not limited to, nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of securities.

         (iii) Consistent with and without limiting the remainder hereof, it is specifically acknowledged that you shall have no duty or responsibility to:
    (i) question instructions; (ii) supervise or make recommendations with respect to investments or the retention of securities; (iii) advise us or any Authorized Person regarding any default in the payment of principal or income of any security; (iv) review or reconcile trade confirmations received from brokers. We shall bear any responsibility to review such confirmations against instructions issued to and statements issued by you.

         (iv) We authorize you to act hereunder (but do not indemnify you or assume any liabilities you might incur in connection with actions you take which are found by any regulatory agency or court of law to be improper) notwithstanding that you or any of your divisions or Affiliates may have a material interest in a transaction, or circumstances are such that you may have a potential conflict of duty or interest including the fact that you or any of your Affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of securities, act as a lender to the issuer of securities, act in the same transaction as agent for more than one customer, have a matenal interest in the issue of securities, or earn profits from any of the activities listed herein

         (v) You hereby warrant to us that in your opinion, after due inquiry, the established procedures to be followed by each of your branches, each branch of a qualified U.S. Bank, each eligible foreign custodian and each eligible foreign securities depository holding our securities pursuant hereto afford protection for such securities at least equal to that afforded by your established procedures with respect to similar securities held by you and your securities depositories in New York.

         (c) At our election we will be entitled to be subrogated to your rights with respect to any claims you may have against a Subcustodian as a consequence of any loss, damage, cost, expense, liability or claim incurred by us if and to the extent that we have not been made whole by you for any such loss, damage, expense, liability or claim; it being understood that the foregoing does not constitute a representation by you that that subrogation will be permitted by applicable law.

         8. Fees and Expenses.

         We agree to pay you for Global Custody Services hereunder the fees set forth in Schedule B hereto or such other amounts as may be agreed upon in writing together with your reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees.

         9. Miscellaneous.

         (a) Foreign Exchange Transactions. To facilitate the administration of our trading and investment activity, you are authorized to enter into spot or forward foreign exchange contracts with us or an Authorized Officer for us and may also provide foreign exchange through your subsidiaries, Affiliates or Subcustodians. Instructions including standing instructions, may be issued with respect to such contracts but you may establish rules or limitations concerning any foreign exchange facility made available. In all cases where you and your subsidiaries, Affiliates or Subcustodian and, to the extent not inconsistent, the Agreement shall apply to such transaction.

         (b) Access to Records. You shall allow our independent public accountants reasonable access to records relating to the Custody Account as is required in connection with their examination of books and records pertaining to our affairs. Subject to restrictions under applicable law, you shall also obtain an undertaking to permit our independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any securities as may be required in connection with the examination of our books and records. Upon our reasonable request, you shall furnish us such reports (or portions thereof) of your system of internal accounting controls applicable to your duties hereunder. You shall endeavor to obtain and furnish us with such similar reports as it may reasonably request with respect to each Subcustodian and securities depository holding securities.

         (c) Representation. By accepting our securities for safekeeping, you acknowledge that the securities being placed in your custody are subject to the 1940 Act, as the same may be amended from time to time.

         (d) Compliance with Rule 17f-5. Except to the extent that you have specifically agreed to comply with a condition of a rule, regulation, interpretation promulgated by or under the authority of the Securities and Exchange Commission ("SEC") or the Exemptive Order applicable to accounts of this nature issued to you (1940 Act, Release No. 12053, November 20, 1981), as amended, or unless you have otherwise specifically agreed, we shall be solely responsible to assure that the terms of the arrangement for the custody of securities hereunder complies with such rules, regulations, interpretations or exemptive order promulgated by or under the authority of the SEC.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative.


                                            EQ ADVISORS TRUST


                                            By: /s/
                                               --------------------------------
                                            Title:
                                                  -----------------------------
                                            Date:
                                                 ------------------------------


THE CHASE MANHATTAN BANK


By: /s/
   -------------------------------
Title:
      ----------------------------
Date:
     -----------------------------

         AMENDMENT, dated April ___, 1997 to the April, 1997 custody agreement entitled Domestic Custody Agreement ("Agreement"), between EQ Advisors Trust , having a place of business at 1290 Avenue of the Americas, New York, New York 10104, and The Chase Manhattan Bank, having a place of business at 270 Park Ave., New York, N.Y. 10017-2070.

         It is hereby agreed as follows:

         Section 1. Except as modified hereby, the Agreement is confirmed in all respects. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

         Section 2. The Global Custody Rider ("Rider") to the Agreement is amended as follows by adding the following as new ss.10:

         "Unless the context clearly requires otherwise, the following words shall have the meanings set forth below when used herein:

              "(a) "CMBI" shall mean Chase Manhattan Bank International, an indirect wholly-owned subsidiary of Bank, located in Moscow, Russia, and any nominee companies appointed by it.

              "(b) "International Financial Institution" shall mean any bank in the top 1,000 (together with their affiliated companies) as measured by "Tier 1" capital or any broker/dealer in the top 100 as measured by capital.

              "(c) "Negligence" shall mean the failure to exercise "Reasonable Care".

              "(d) "No-Action Letter" shall mean the response of the Securities and Exchange Commission's Office of Chief Counsel of Investment Management, dated April 18, 1995, in respect of the Templeton Russia Fund, Inc. (SEC Ref. No. 95-151-CC, File No. 811-8788) providing "no-action" relief under ss.17(f) of The Investment Company Act of 1940, as amended, and SEC Rule 17f-5 thereunder, in connection with custody of such Templeton Russia Fund, Inc.'s investments in Russian Securities.

              "(e) "Reasonable Care" shall mean the use of reasonable custodial practices under the applicable circumstances as measured by the custodial practices then prevailing in Russia of International Financial Institutions acting as custodians for their institutional investor clients in Russia.

              "(f) "Registrar Company" shall mean any entity providing share registration services to an issuer of Russian Securities.

              "(g) "Registrar Contract" shall mean a contract between CMBI and a Registrar Company (and as the same may be amended from time to time) containing, inter alia, the contractual provisions described at paragraphs
(a)-(e) on pps. 5-6 of the No-Action Letter.

              "(h) "Russian Security" shall mean a Security issued by a Russian issuer.

              "(i) "Share Extract" shall mean: (1) an extract of its share registration books issued by a Registrar Company indicating an investor's ownership of a security; and (2) a form prepared by CMBI or its agent in those cases where a Registrar Company is unwilling to issue a Share Extract.

         Section 3. Section 4(a) of the Rider is amended by adding the following at the end of the first paragraph thereof: "With respect to Russia, payment for Russian Securities shall not be made prior to the issuance and receipt of the Share Extract (as defined in Section 10(i)(1)) relating to such Russian Security. Delivery of Russian Securities may be made in accordance with the customary or established securities trading or securities processing practices and procedures in Russia. Delivery of Russian Securities may also be made in any manner specifically required by Instructions acceptable to you. We shall promptly supply such transaction and settlement information as may be requested by you or CMBI in connection with particular transactions."

         Section 4. Section 5 of the Rider is amended by adding a new paragraph to the end thereof as follows: "It is understood and agreed that you need only use your reasonable efforts with respect to performing the functions described in this ss.5 with respect to Russian Securities (except that you shall use Reasonable Care with respect to your duties to transmit information to us), it being understood that proxy voting services are not available. To the extent that you receive proxy materials (whether or not received in a timely fashion), you will forward the same to us upon request and without translation."

         Section 5. Section 7(a) of the Agreement and the Rider are amended with respect to Russian custody by deleting the phrase "reasonable care" wherever it appears and substituting, in lieu thereof, the phrase "Reasonable Care".

         Section 6. Section 7(a) of the Rider is amended with respect to Russian custody by inserting the following at the end of the first sentence thereof: "; provided that, with respect to Russian Securities, your responsibilities shall be limited to safekeeping of relevant Share Extracts."

         Section 7. Section 7(a) of the Rider is further amended with respect to Russian custody by inserting the following after the second sentence thereof: "Delegation by you to CMBI shall not relieve you of any responsibility to us for any loss due to such delegation, and you shall be liable for any loss or claim arising out of or in connection with the performance by CMBI of such delegated duties to the same extent as if you had yourself provided the custody services hereunder. In connection with the foregoing, neither you nor CMBI shall assume responsibility for, and neither shall be liable for, any action or inaction of any Registrar Company and no Registrar Company shall be, or shall be deemed to be, you, CMBI, a Subcustodian, a securities depository or the employee, agent or personnel of any of the foregoing. To the extent that CMBI employs agents to perform any of the functions to be performed by you or CMBI with respect to Russian Securities, neither you nor CMBI shall be responsible for any act, omission, default or for the solvency of any such agent unless the appointment of such agent was made with Negligence or in bad faith, except that where you or CMBI uses (i) an affiliated nominee or (ii) an agent to perform the share registration or share confirmation functions described in paragraphs
(a)-(e) on pps. 5-6 of the No-Action Letter, and, to the extent applicable to CMBI, the share registration functions described on pps. 2-3 of the No-Action Letter, you and CMBI shall be liable to us as if CMBI were responsible for performing such services itself."

         Section 8. Add a new Section 11 to the Rider as follows:

              "(a) You will advise us (and will update such advice from time to time as changes occur) of those Registrar Companies with which CMBI has entered into a Registrar Contract. You shall cause CMBI both to monitor each Registrar Company and to promptly advise us and our investment advisor when CMBI has actual knowledge of the occurrence of any one or more of the events described in paragraphs (i)-(v) on pps. 8-9 of the No-Action Letter with respect to a Registrar Company that serves in that capacity for any issuer the shares of which are held by us.

              "(b) Where we are considering investing in the Russian Securities of an issuer as to which CMBI does not have a Registrar Contract with the issuer's Registrar Company, we may request that you ask that CMBI both consider whether it would be willing to attempt to enter into such a Registrar Contract and to advise us of its willingness to do so. Where CMBI has agreed to make such an attempt, you will advise us of the occurrence of any one or more of the events described in paragraphs (i)-(iv) on pps. 8-9 of the No-Action Letter of which CMBI has actual knowledge.

              (c) Where we are considering investing in the Russian Securities of an issuer as to which CMBI has a Registrar Contract with the issuer's Registrar Company, we may advise you of our interest in investing in such issuer and, in such event, you will advise us of the occurrence of any one or more of the events described in paragraphs (i)-(v) on pps. 8-9 of the No-Action Letter of which CMBI has actual knowledge."

         Section 9. Add a new Section 12 to the Rider as follows: "We shall pay for and hold you and CMBI harmless from any liability or loss resulting from the imposition or assessment of any taxes (including, but not limited to, state, stamp and other duties) or other governmental charges, and any related expenses incurred by you, CMBI or their respective agents with respect to income on our Russian Securities.

         Section 10. Add a new Section 13 to the Rider as follows: "We acknowledge and agree that CMBI may not be able, in given cases and despite its reasonable efforts, to obtain a Share Extract from a Registrar Company and CMBI shall not be liable in any such event including with respect to any losses resulting from such failure."

         Section 11. Add a new Section 14 to the Rider as follows: "We acknowledge that we have received, reviewed and understands your market report for Russia, including, but not limited to, the risks described therein."

         Section 12. Add a new Section 15 to the Rider as follows: "Subject to the cooperation of a Registrar Company, for at least the first two years following CMBI's first use of a Registrar Company, you shall cause CMBI to conduct share confirmations on at least a quarterly basis, although thereafter confirmations may be conducted on a less frequent basis if our Board of Directors, in consultation with CMBI, determines it to be appropriate."

         Section 13. Add a new Section 16 to the Rider as follows: "You shall cause CMBI to prepare for distribution to our Board of Directors a quarterly report identifying: (i) any concerns it has regarding the Russian share registration system that should be brought to the attention of the Board of Directors; and (ii) the steps CMBI has taken during the reporting period to ensure that our interests continue to be appropriately recorded."

         Section 14. Add a new Section 17 to the Rider as follows: "Except as provided in new ss.11(b), the services to be provided by you hereunder will be provided only in relation to Russian Securities for which CMBI has entered into a Registrar Contract with the relevant Registrar Company."

*********************

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

EQ Advisors Trust                           THE CHASE MANHATTAN BANK

By: /s/                                     By: /s/
   -------------------------------             -------------------------------
Name:                                       Name:
Title:                                      Title:
Date:                                       Date: